UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 22nd Avenue, Brookings, SD	57006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (605) 696-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 8.01	Other Events.

On November 29, 2007, VeraSun Energy Corporation, a South Dakota corporation (“VeraSun”), Host Acquisition Corporation, a South Dakota corporation and a direct, wholly owned subsidiary of VeraSun (“Sub”), and US BioEnergy Corporation, a South Dakota corporation (“US BioEnergy”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Sub will merge with and into US BioEnergy (the “Merger”), with US BioEnergy continuing as the surviving corporation following the Merger. Simultaneously with the execution of the Merger Agreement, (i) VeraSun and certain principal shareholders of US BioEnergy (the “US BioEnergy Principal Shareholders”) entered into a shareholders agreement (the “US BioEnergy Shareholders Agreement”), pursuant to which, among other things, the US BioEnergy Principal Shareholders agreed to vote certain of their shares of common stock, par value $.01 per share, of US BioEnergy (the “US BioEnergy Common Stock”) to approve the Merger and (ii) US BioEnergy and Donald L. Endres (the “VeraSun Principal Shareholder”) entered into a shareholders agreement (the “VeraSun Shareholders Agreement” and, together with the US BioEnergy Shareholders Agreement, the “Shareholders Agreements”) pursuant to which, among other things, the VeraSun Principal Shareholder agreed to vote to approve the issuance of shares of common stock, par value $.01 per share, of VeraSun (the “VeraSun Common Stock”) in the Merger.

MERGER AGREEMENT

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of US BioEnergy Common Stock (other than shares owned by US BioEnergy, VeraSun and Sub) will be converted into the right to receive 0.810 fully paid and nonassessable shares of VeraSun Common Stock. In addition, at the effective time of the Merger, each outstanding US BioEnergy stock option and restricted stock award issued under a US BioEnergy equity-based compensation plan will be converted into a VeraSun stock option or restricted stock award, as applicable, in each case on the same terms and conditions as were applicable under such US BioEnergy equity-based compensation plan.

The Merger is subject to a number of customary closing conditions, including (i) the approval of the Merger by the shareholders of US BioEnergy, (ii) the approval of the issuance of VeraSun Common Stock in the Merger by the shareholders of VeraSun and (iii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

VeraSun and US BioEnergy have made customary representations and warranties and covenants in the Merger Agreement, including, among others, covenants (i) to hold meetings of their respective shareholders to consider the approval of the transactions contemplated by the Merger Agreement and (ii) not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, an alternative transaction.

At the effective time of the Merger, VeraSun’s current Chief Executive Officer and President will continue to serve in such capacity while US BioEnergy’s current Chief Executive Officer and President will serve as non-executive Chairman of the Board of Directors of VeraSun. The Board of Directors of VeraSun will also consist of ten members, of which four will be selected by US BioEnergy and six will be selected by VeraSun.

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The Merger Agreement contains certain termination rights for VeraSun and US BioEnergy, and further provides that if the Merger Agreement is terminated under certain circumstances, (i) VeraSun will be (or may in the future become) required to pay US BioEnergy a termination fee of $61,000,000 and (ii) US BioEnergy will be (or may in the future become) required to pay VeraSun a termination fee of $42,000,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

SHAREHOLDERS AGREEMENTS

Pursuant to the US BioEnergy Shareholders Agreement, the US BioEnergy Principal Shareholders agreed to, among other things, vote certain of their respective shares of US BioEnergy Common Stock (representing in the aggregate 33% of the US BioEnergy Common Stock at any time outstanding) in favor of the approval of the Merger Agreement, the Merger and each of the other transactions contemplated by the Merger Agreement and against any alternative transactions. Pursuant to the VeraSun Shareholders Agreement, the VeraSun Principal Shareholder agreed to, among other things, vote certain of his shares of VeraSun Common Stock (representing in the aggregate 19.9% of the VeraSun Common Stock at any time outstanding) in favor of the approval of the issuance of VeraSun Common Stock in the Merger, the Merger and each of the other transactions contemplated by the Merger Agreement and against any alternative transactions. Each of the shareholders subject to the Shareholders Agreements also agreed not solicit alternative transactions and not to transfer the shares of US BioEnergy or VeraSun Common Stock to which the voting arrangements described above apply. In addition, for 180 days after the closing of the Merger (the “Lock-Up Period”), (i) the US BioEnergy Principal Shareholders also agreed not to sell the shares of VeraSun Common Stock received in the Merger in exchange for the shares of US BioEnergy Common Stock to which the voting arrangements described above apply and (ii) the VeraSun Principal Shareholder also agreed not to sell any shares of VeraSun Common Stock to which the voting arrangements described above apply, in each case subject to certain exceptions.

The Shareholders Agreements will terminate upon the earlier of the consummation of the Merger (other than the provision relating to the Lock-Up Period) and the termination of the Merger Agreement in accordance with its terms. If, however, the Merger Agreement is terminated (i) in circumstances where VeraSun or US BioEnergy, as applicable, is or may be obligated to pay a termination fee or (ii) as a result of a willful breach by VeraSun or US BioEnergy, as applicable, of any of its covenants or agreements contained in the Merger Agreement, then the VeraSun Shareholders Agreement, in the case of any of the foregoing circumstances with respect to VeraSun, or the US BioEnergy Shareholders Agreement, in the case of any of the foregoing circumstances with respect to US BioEnergy, will continue in effect for twelve months after the date of termination of the Merger Agreement. However, during any such twelve month period under the US BioEnergy Shareholders Agreement, the aggregate number of shares subject to such agreement will be reduced to 19.9% of the US BioEnergy Common Stock outstanding at such time.

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A copy of the US BioEnergy Shareholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the VeraSun Shareholders Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Shareholders Agreements is qualified in its entirety by reference to the full text of the Shareholders Agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 29, 2007, among VeraSun Energy Corporation, Host Acquisition Corporation and US BioEnergy Corporation

10.1	Shareholders Agreement, dated as of November 29, 2007, among VeraSun Energy Corporation and the individuals and other parties listed on Schedule A attached thereto

99.1	Shareholders Agreement, dated as of November 29, 2007, between US BioEnergy Corporation and Donald L. Endres

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

	By:	/s/ Danny C. Herron
Date: December 5, 2007		Danny C. Herron
	Its:	Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 29, 2007, among VeraSun Energy Corporation, Host Acquisition Corporation and US BioEnergy Corporation

10.1	Shareholders Agreement, dated as of November 29, 2007, among VeraSun Energy Corporation and the individuals and other parties listed on Schedule A attached thereto

99.1	Shareholders Agreement, dated as of November 29, 2007, between US BioEnergy Corporation and Donald L. Endres

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